UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008
I-FLOW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18338	33-0121984

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On September 11, 2008, management and the Audit Committee of the Board of Directors of I-Flow Corporation (the “Company”) determined that the Company’s consolidated statement of cash flows for the year ended December 31, 2007 in the Company’s 2007 Annual Report on Form 10-K contained errors and should be restated to be in conformity with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (“SFAS 95”) (as described in more detail below). As a result, management and the Audit Committee of the Board of Directors have concluded that the previously issued consolidated financial statements for the year ended December 31, 2007, with the related report of its independent registered public accounting firm, in the Company’s 2007 Annual Report on Form 10-K should no longer be relied upon. The corrected presentation in the consolidated statement of cash flows has no impact on previously reported net income, earnings per share, cash and cash equivalents, total assets or stockholders’ equity. The corrected presentation also will not affect the Company’s compliance with any financial covenants.
     The previously reported consolidated statement of cash flows for the year ended December 31, 2007 had incorrectly included a material non-cash transaction that should have been disclosed separately. The restatement results from the misclassification of the $32.7 million note receivable from InfuSystem Holdings, Inc., formerly known as HAPC, Inc. (“HAPC”), which had been inappropriately classified as cash used in investing activities from continuing operations. In accordance with SFAS 95, information about all investing and financing activities that affect recognized assets or liabilities but that do not result in cash receipts or cash payments should be reported as a non-cash disclosure and not included as part of the cash flow. The note receivable from HAPC of $32.7 million was issued in connection with the sale of InfuSystem Inc. (“InfuSystem”), the Company’s formerly wholly owned subsidiary, and was part of the $100 million purchase price. The Company received the remaining $67.3 million of the purchase price in cash at closing. Because the $32.7 million in note receivable from HAPC was a reduction in the cash proceeds received from the sale and considered a non-cash transaction, this amount should have been disclosed separately as a non-cash investing activity and not presented as an investing cash flow item.
     The offset to the note receivable had been inappropriately included primarily as part of the change in income taxes payable from continuing operations. The change in income taxes payable in continuing operations as reported not only included some of the offset to the note receivable but also inappropriately presented the net change in total income taxes. This amount should have been presented separately between continuing operations and discontinued operations. As a result, cash provided by operating activities from continuing operations for the year ended December 31, 2007 was overstated. Part of the offset was also due to including certain adjustments to cash from the sale of InfuSystem that were not included in the cash provided by investing activities from discontinued operations.
     The restatement also includes the correction of the misclassification of gross excess tax benefits from the exercise of stock options and vested restricted stock and restricted stock units (“excess tax benefits”) and net excess tax benefits recognized through additional paid-in capital

(“APIC excess tax benefits”) as part of continuing operations. These amounts were included in their entirety in continuing operations, but should have been allocated between continuing operations and discontinued operations.
     As a result of the corrections described above, the restatement affects the subtotals of cash flows from operating, investing and financing activities for both continuing and discontinued operations in the consolidated statement of cash flows for the year ended December 31, 2007, but does not have any impact on the total cash and cash equivalents as reported. The following table summarizes the effects of the restatement of the Company’s consolidated statement of cash flows for the year ended December 31, 2007:

	As Previously
(Amounts in thousands)	Reported	As Restated
Net cash provided by (used in) operating activities from continuing operations	$26,909	$(6,591	) (1)
Net cash provided by operating activities of discontinued operations	3,276	7,464	(2)

Net cash provided by operating activities	30,185	873

Net cash used in investing activities from continuing operations	(44,423)	(11,720	) (3)
Net cash provided by investing activities from discontinued operations	67,616	64,225	(4)

Net cash provided by investing activities	23,193	52,505

Net cash provided by financing activities from continuing operations	16,344	14,161	(5)
Net cash provided by financing activities from discontinued operations	—	2,183	(6)

Net cash provided by financing activities	16,344	16,344

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Issuance of note receivable, HAPC	—	32,703	(7)

(1)	Includes the reclassification effect of $33.6 million in income taxes payable and $2.1 million in APIC excess tax benefits, less $2.2 million in excess tax benefits.

(2)	Includes the reclassification effect of $2.1 million in APIC excess tax benefits and $4.3 million in income taxes payable and other, less $2.2 million in excess tax benefits.

(3)	Includes the reclassification effect of $32.7 million in issuance of note receivable, HAPC as a non-cash transaction.

(4)	Includes the reclassification effect of $3.4 million in adjustments to cash from the sale of InfuSystem.

(5)	Includes the reclassification effect of $2.2 million in excess tax benefits.

(6)	Includes the reclassification effect of $2.2 million in excess tax benefits.

(7)	Includes the reclassification effect of $32.7 million in issuance of note receivable, HAPC as a non-cash transaction.
     The Company will file an amended Form 10-K to incorporate the restatement of the consolidated statement of cash flows for the year ended December 31, 2007 as soon as practicable. The Company is currently evaluating the impact of the correction of the error on the Company’s internal control over financial reporting. An authorized officer of the Company has discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 8.01 Other Events.
     Attached hereto as Exhibit 10.1 is the Credit and Guaranty Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., a Delaware corporation, HAPC, Inc., a Delaware corporation, and the Company. Attached hereto as Exhibit 10.2 is the Security Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., a Delaware corporation, HAPC, Inc., a Delaware corporation, and the Company.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     The following exhibits are filed with this current report on Form 8-K:

Exhibit
No.	Description

10.1	Credit and Guaranty Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., HAPC, Inc. and I-Flow Corporation

10.2	Security Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., HAPC, Inc. and I-Flow Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2008	I-FLOW CORPORATION
	By:	/s/ James R. Talevich
James R. Talevich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	Credit and Guaranty Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., HAPC, Inc. and I-Flow Corporation

10.2	Security Agreement, dated as of October 25, 2007, among Iceland Acquisition Subsidiary, Inc., HAPC, Inc. and I-Flow Corporation